EXHIBIT 5
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CRAIG AND MACAULEY                                      FEDERAL RESERVE PLAZA
   PROFESSIONAL CORPORATION                               600 ATLANTIC AVENUE
COUNSELLORS AT LAW                                           BOSTON, MA 02210
                                                   TELEPHONE:  (617) 367-9500
                                                  TELECOPIER:  (617) 742-1788


                                            March 25, 1998

GBT Bancorp
2 Harbor Loop
Gloucester, MA  01930

Gentlemen:

      GBT Bancorp, a Massachusetts corporation ("Corporation"), has filed a Registration Statement on Form S-4EF under the Securities Act of 1933 covering an aggregate of 827,323 shares of its Common Stock.

      We have examined the Articles of Organization of the Corporation and the By-Laws of the Corporation and have supervised and are familiar with the corporate proceedings taken in connection with the authorization and issuance of the shares of Common Stock which the Registration Statement covers. We have also made such examination of the laws of the Commonwealth of Massachusetts as we deemed appropriate to express the opinion hereinafter set forth.

      Based on the foregoing, we are of the opinion that the Corporation is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts; that the shares of Common Stock to be issued in exchange for shares of Common Stock of Gloucester Bank & Trust Company as described in the Registration Statement have been duly authorized and that such shares, when exchanged pursuant to the Plan of Acquisition described in the Registration Statement, will be validly issued, fully paid, and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to ourselves in the Proxy Statement and Prospectus under the caption "Legal Opinions."

                                    Very truly yours,

                                    CRAIG AND MACAULEY
                                    PROFESSIONAL CORPORATION


                                    By: /s/ DAVID F. HANNON
                                        ----------------------------------
                                            David F. Hannon, Treasurer


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